As filed with the Securities and Exchange Commission on November 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BGM Group Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 152 Hongliang East 1st Street, No. 1703,

Tianfu New District, Chengdu, 610200

People’s Republic of China

+86-028-64775180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

+1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yu Wang, Esq.
Han Kun Law Offices LLP
Rooms 4301-10, 43/F., Gloucester Tower
The Landmark, 15 Queen's Road Central, Hong Kong

+852-2820-5656

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2024

PROSPECTUS

BGM Group Ltd

Up to 3,137,400 Class A Ordinary Shares offered by the Selling Shareholders

This prospectus relates to the resale or other disposition from time to time of up to 3,137,400 Class A Ordinary Shares by Ahanzhai Development Limited, Zhijiu Holdings Limited and Gandikang Holdings Limited (the “Selling Shareholders”). We are registering the resale of these securities by the Selling Shareholders, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer after the date of this prospectus. The Selling Shareholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Shareholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Shareholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution.” We will pay certain expenses associated with the registration of the resale of these securities covered by this prospectus, as described in the section titled “Plan of Distribution,” but all selling and other expenses incurred by the Selling Shareholders will be paid by the Selling Shareholders.

All of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their accounts. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BGM.” On October 29, 2024, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $7.63 per share.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries and through contractual arrangements (the “VIE Agreements”) with Gansu QLS (the “VIE”) and its subsidiaries in China. As a result of the VIE Agreements, we are the primary beneficiary of Gansu QLS for accounting purposes and treat it as a PRC consolidated entity under U.S. GAAP. We consolidate the financial results of Gansu QLS and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. Neither we nor our investors own any equity ownership in, direct foreign investment in, or control through such ownership/investment of Gansu QLS. This structure involves unique risks to investors. The VIE Agreements have not been tested in court.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The Company that investors will own may never have a direct ownership interest in the businesses that are conducted by the VIE. If the PRC government finds that the agreements that establish the structure for operating the VIE and its subsidiaries’ business in China do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in the operations of the VIE. This would result in the VIE being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in China, are held by the VIE and its subsidiaries. A significant part of our revenue is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on the VIE and its subsidiaries’ operations and result in the value of our securities may diminish substantially in value or even become worthless. The Company, our Hong Kong entity, the VIE and its subsidiaries, and our investors face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.

In addition, while we will take every precaution available to enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and we may incur substantial costs to enforce the terms of the arrangements. For example, the VIE, its subsidiaries, and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE and its subsidiaries (which we do not), we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under VIE Agreements, we will only rely on the performance by the VIE and its shareholders of their obligations under the contracts to direct the operation of the VIE and its subsidiaries. As such, the shareholders of VIE and its subsidiaries may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective. Further, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC regulatory authorities could disallow this structure, which would materially adversely affect the value of our shares, and could cause the value of such securities to significantly decline or become worthless. We face numerous challenges in enforcing these contractual agreements due to uncertainties under PRC laws as well as jurisdictional limits. Please see the factors set forth under “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Risk Factors—Risks Related to Doing Business in China” beginning on page 11 of in our most recent annual report on Form 20-F, filed on February 15, 2024 for a detailed description of various risks related to our corporate structure and doing business in China and other information that should be considered before making a decision to purchase any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus and the other information included in or incorporated by reference in this prospectus and the applicable prospectus supplements, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may from time to time sell up to 3,137,400 Class A Ordinary Shares in one or more offerings. We have provided to you in this prospectus a general description of the securities the Selling Shareholders may offer. Each time the Selling Shareholders sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

To the extent required, we and the Selling Shareholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Information Incorporated by Reference.”

We and the Selling Shareholders have not authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. No offer of these securities will be made in any jurisdiction where the offer or sale is not permitted.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “BGM,” “Qilian International,” “we,” “us,” “our,” “the Company” or similar words refer to BGM Group Ltd (formerly known as Qilian International Holding Group Limited), together with our subsidiaries.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

● “Ahan” refers to Jiuquan Ahan Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Gansu QLS;

● “Ahan® Antibacterial Paste” refers to a disinfection paste made from a mixture of 11 traditional Chinese herbal ingredients used to treat refractory chronic skin diseases;

● “APIs” refers to Active Pharmaceutical Ingredients, which refer to any substance or mixture of substances intended to be used in the manufacture of a drug (medicinal) product and that, when used in the production of a drug, becomes an active ingredient of the drug product;

● “Cangmen” refers to Tibet Cangmen trading Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Gansu QLS;

● “Chengdu QLS” refers to Chengdu Qilianshan Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 79.71% owned by Gansu QLS;

● “China” or the “PRC” refers to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan; “PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

● “Class A Ordinary Shares” refers to the Class A ordinary shares of par value of US$0.00833335 each in the capital of the Company;

● “Class B Ordinary Shares” refers to the Class B ordinary shares of par value of US$0.00833335 each in the capital of the Company;

● “Gan Di Xin®” refers to an innovative antitussive and expectorant medicine made from raw licorice materials;

● “Gansu QLS” refers to Gansu Qilianshan Pharmaceutical Co. Ltd., a limited liability company organized under the laws of the PRC, which Qilian International controls via a series of contractual arrangements between WFOE and Gansu QLS;

● “Gansu QLS,” “variable interest entity” or “ VIE” refers to Gansu Qilianshan Pharmaceutical Co., Ltd., a company incorporated in the People’s Republic of China;

● “WFOE” or “PRC Subsidiary” refers to Qilian International Trade (Chengdu) Co., Ltd., formerly known as Chengdu Qilian Trading Co., Ltd., and Qilian Shan International Trade (Hainan) Co., Ltd., both of which are limited liability company organized under the laws of the PRC and are wholly-owned by Qilian International (Hong Kong) Holdings Limited, a limited liability company organized under the laws of Hong Kong;

●“Hainan Trade” refers to Qilian Shan International Trade (Hainan) Co., Ltd., a limited liability company organized under the laws of the PRC and is wholly-owned by Qilian International (Hong Kong) Holdings Limited, a limited liability company organized under the laws of Hong Kong.

● “Heparin Sodium Preparation” refers to a primary ingredient for pharmaceutical companies to produce medications used in treating cardiovascular diseases, cerebrovascular diseases, and hemodialysis;

● “Moshangfa” refers to Moshangfa (Gansu) Fertilizer Industry Co., Ltd., formerly known as Jiuquan Qiming Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Gansu QLS;

● “Preferred Shares” refers to the preferred shares of par value of US$0.00833335 each in the capital of the Company;

● “BGM,” “Qilian International,” or “the Company” refers to BGM Group Ltd (formerly known as Qilian International Holding Group Limited), an exempted company registered in the Cayman Islands with limited liability;

● “Qilian HK” refers to Qilian International’s wholly owned subsidiary, Qilian International (Hong Kong) Holdings Limited, a Hong Kong corporation;

● “Qilian Shan® Licorice Extract” refers to a primary ingredient for pharmaceutical companies to manufacture traditional licorice tablets;

● “Qilian Shan® Licorice Liquid Extract” refers to a primary ingredient for medical preparation companies to produce compound licorice oral solutions;

● “Qilian Shan® Oxytetracycline APIs” refers to an active ingredient used by pharmaceutical companies in the manufacturing of medications that use oxytetracycline;

● “Qilian Shan® Oxytetracycline Tablets” refers to tablets used to prevent and treat a wide range of diseases in chickens, turkeys, cattle, swine, and human;

● “Ordinary Shares” are to our Class A Ordinary Shares and Class B Ordinary Shares;

● “RMB” and “Renminbi” refer to the legal currency of China;

● “Rugao” refers to Rugao Tianlu Animal Products Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Chengdu QLS;

● “Samen” refers to Tibet Samen Trading Co., Ltd., a limited liability company organized under the laws of the PRC, which was 100% owned by Gansu QLS. Samen was dissolved in June 2023;

● “Shares” or “shares” refers to any share in the capital of the Company, including Class A Ordinary Shares, Preferred Shares and Class B Ordinary Shares;

● “TCM” refers to Traditional Chinese Medicine, a style of traditional medicine built on a foundation of more than 2,500 years of Chinese medical practice that includes various forms of herbal medicine, acupuncture, massage (tui na), exercise (qigong), and dietary therapy;

● “TCMD” refers to Traditional Chinese Medicine Derivatives, a type of product derived from TCM that has been prepared through modern medicine manufacturing procedures to be ready for use;

● “VIE Agreements” refers to a series of contractual arrangements, including Exclusive Service Agreement, as amended on August 27, 2019 and later terminated and replaced by Hainan Exclusive Service Agreement on December 1, 2022, the Call Option Agreement, the Equity Pledge Agreement, the Shareholders’ Voting Rights Proxy Agreement and Powers of Attorney, and the Spousal Consents;

● “US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

● “we,” “us,” “our company” and “our” refer to BGM Group Ltd (formerly known as Qilian International Holding Group Limited) and its consolidated subsidiaries. We conduct operations in China through our PRC subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement, and the documents referred to in “Where You Can Find More Information” and “Information Incorporated by Reference,” including the information set forth in the section titled “Risk Factors” in this prospectus and any related prospectus supplement, in their entirety before making an investment decision.

Overview

BGM Group Ltd (formerly known as Qilian International Holding Group Limited), a Cayman Islands exempted company headquartered in Gansu, China, is a pharmaceutical and chemical products manufacturer in China. It focuses on the development, manufacture, marketing and sale of oxytetracycline products licorice products, traditional Chinese medicine derivatives product, heparin product, sausage casings, and fertilizers. The VIE and its subsidiaries independently developed Gan Di Xin® and Ahan® Antibacterial Paste within their research and development department. The products of the VIE and its subsidiaries are sold in more than 20 provinces in China.

●	Licorice products include Gan Di Xin®, Qilian Shan® Licorice Extract, and Qilian Shan® Licorice Liquid Extract. The VIE and its subsidiaries’ Gan Di Xin® is an innovative antitussive and expectorant medicine made from raw licorice materials. The VIE and its subsidiaries’ Qilian Shan® Licorice Extract is a primary ingredient for pharmaceutical companies to manufacture traditional licorice tablets. The VIE and its subsidiaries’ Qilian Shan® Licorice Liquid Extract is the primary ingredient for medical preparation companies to produce compound licorice oral solutions.

●	Oxytetracycline products include Qilian Shan® Oxytetracycline Tablets and Qilian Shan® Oxytetracycline Active Pharmaceutical Ingredients (“API”). The VIE and its subsidiaries’ Qilian Shan® Oxytetracycline Tablets are used to prevent and treat a wide range of diseases in chickens, turkeys, cattle, swine, and human. The VIE and its subsidiaries’ Qilian Shan® Oxytetracycline APIs are used by pharmaceutical companies in the manufacturing of medications that use oxytetracycline as an active ingredient.

●	TCMD product includes Ahan® antibacterial paste, which is made from a mixture of 11 traditional Chinese herbal ingredients. It is used to treat refractory chronic skin diseases.

●	Heparin product includes Heparin Sodium Preparation. It is a primary ingredient for pharmaceutical companies to produce medications used in treating cardiovascular diseases, cerebrovascular diseases, and hemodialysis.

●	Sausage casings include Zhu Xiaochang® Sausage Casings, which are all-natural food products used for culinary purposes.

●	Fertilizer products include Xiongguan® Organic Fertilizer and Xiongguan® Organic-Inorganic Compound Fertilizer. The VIE and its subsidiaries’ Xiongguan® Organic Fertilizer is designed to improve crop yield, increase soil’s chemical properties, and reduce soil compaction. The VIE and its subsidiaries’ Xiongguan® Organic-Inorganic Compound Fertilizer is made from both organic materials and traditional chemical fertilizer, and is designed to increased plant growth.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on February 15, 2024, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to our Corporate Structure

We, our subsidiaries, the VIE and its subsidiaries are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

•	PRC laws and regulations governing our subsidiaries, the VIE, and its subsidiaries’ businesses and the validity of certain of our contractual arrangements are uncertain. If we, our subsidiaries, the VIE or its subsidiaries are found to be in violation, we, our subsidiaries, the VIE or its subsidiaries could be subject to sanctions. In addition, changes in PRC laws and regulations or changes in interpretations thereof may materially and adversely affect the WFOE and the VIE and its subsidiaries’ business.
•	We rely on contractual arrangements with the VIE and its subsidiaries in China for the VIE and its subsidiaries’ business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests, and the VIE’s shareholders may fail to perform their obligations under the contractual arrangements.
•	Gansu QLS’s shareholders may have potential conflicts of interest with us, which may materially and adversely affect Qilian International and its affiliated entities’ business and financial condition and the value of your investment in our shares.

Risks Related to Doing Business in China

•	The approval and/or other requirements of the China Securities Regulatory Commission, or the CSRC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we and our affiliated entities cannot predict whether or how soon we, the VIE or its subsidiaries will be able to obtain such approval.
•	Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting and the cessation of trading of our Ordinary Shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.
•	On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, , and thus, would reduce the time before our ordinary shares may be prohibited from trading or delisted.
•	On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. The PCAOB has made such determination as mandated under the Holding Foreign Companies Accountable Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. Our auditors, ZH CPA, LLC and Friedman LLP, the independent registered public accounting firms that issue the audit reports included elsewhere in this annual report, as auditors of companies that are traded publicly in the U.S. and firms registered with the PCAOB, are subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. ZH CPA, LLC and Friedman LLP are located in Denver, Colorado and Manhattan, New York, and have been inspected by the PCAOB on a regular basis. Our auditors are not subject to the determination issued by the PCAOB on December 16, 2021.

•	The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we or our affiliated entities were to be subject to such oversight and control, it may result in a material adverse change to the WFOE and the VIE and its subsidiaries’ business operations, significantly limit or completely hinder Qilian International’s ability to offer or continue to offer securities to investors, and cause Ordinary Shares to significantly decline in value or become worthless. See “-Risks Relating to Doing Business in China -The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we and our affiliated entities were to be subject to such oversight and control, it may result in a material adverse change to our, the VIE or its subsidiaries business operations, significantly limit or completely hinder Qilian International’s ability to offer or continue to offer securities to investors, and cause our Ordinary Shares to significantly decline in value or become worthless”;
•	On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures,” which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For more information, see page 29 under “The PRC government may intervene or influence the WFOE or the VIE and its subsidiaries’ business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in the WFOE and the VIE and its subsidiaries’ business operations or the value of Qilian International’s securities.” Additionally, the governmental and regulatory interference could significantly limit or completely hinder Qilian International’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We and our affiliated entities are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our affiliated entities are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.
•	Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect Qilian International and its affiliated entities’ business, financial condition, and results of operations. See “Risks Relating to Doing Business in the PRC-Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect Qilian International and its affiliated entities’ business, financial condition, and results of operations.”
•	Uncertainties with respect to the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us, hinder Qilian International’s ability and the ability of any holder of Qilian International’s securities to offer or continue to offer such securities, result in a material adverse change to the WFOE and the VIE and its subsidiaries’ business operations, and damage our reputation, which would materially and adversely affect Qilian International and its affiliated entities’ financial condition and results of operations and cause the Ordinary Shares to significantly decline in value or become worthless.

•	A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect Qilian International and its affiliated entities’ business and financial condition.
•	Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

Risks Related to the WFOE, the VIE and its Subsidiaries’ Business

Risks and uncertainties related to the WFOE, the VIE and its subsidiaries’ business include, but are not limited to, the following:

•	The VIE and its subsidiaries face significant competition in industries experiencing rapid technological change, and there is a possibility that their competitors may achieve regulatory approval and develop new product candidates before the VIE and its subsidiaries, which may harm our and the VIE and its subsidiaries’ financial condition and the ability of the VIE and its subsidiaries to successfully market or commercialize any of their product candidates.
•	The pharmaceutical business of the WFOE, the VIE and its subsidiaries is subject to inherent risks relating to product liability and personal injury claims.
•	The business operations of the WFOE, the VIE and its subsidiaries require a number of permits and licenses. We cannot assure you that the VIE and its subsidiaries can maintain all required licenses, permits and certifications to carry on their business at all times.
•	A significant portion of the VIE and its subsidiaries’ revenue is concentrated on a few large customers, and the WFOE, the VIE and its subsidiaries do not have long-term agreements with their key customers and rely upon their longstanding relationship with these customers. If the WFOE and the VIE and its subsidiaries lose one or more of their customers, Qilian International and its affiliated entities’ results of operations may be adversely and materially impacted.
•	The WFOE and the VIE and its subsidiaries source raw materials used for manufacturing from a limited number of suppliers. If the WFOE and the VIE and its subsidiaries lose one or more of the suppliers, their operation may be disrupted, and Qilian International and its affiliated entities’ results of operations may be adversely and materially impacted.
•	If the WFOE and the VIE and its subsidiaries fail to increase their brand name recognition, they may face difficulty in obtaining new customers.
•	Any disruption in the supply chain of raw materials and the products of the WFOE and the VIE and its subsidiaries could adversely impact their ability to produce and deliver products.

Risks Related to Our Ordinary Shares

•	Risks and uncertainties related to our Ordinary Shares include, but are not limited to, the following:
•	The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.
•	Since our directors and executive officers own 77.45% of our Ordinary Shares, they have the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members.
•	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.
•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to Qilian International and its affiliated entities’ performance. For more information, see page 47 under Risks Related to Our Ordinary Shares.

Recent Developments

Change of Certifying Accountant

On June 6, 2024, the Company’s Audit Committee and board of directors (the “Board”) approved the proposed appointment of Enrome LLP (“Enrome”) as the Company’s independent registered public accounting firm, dismissing the Company’s previous independent public accounting firm, ZH CPA, LLC (“ZH”) on the same date.

ZH served as the Company’s independent public accounting firm since January 4, 2023 to audit our consolidated financial statements for the two years ended September 30, 2022 and 2023. During the Company’s engagement of ZH until June 6, 2024, there were no disagreements between the Company and ZH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ZH, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such period. During the two most recent fiscal years and through the subsequent interim period preceding the dismissal of ZH, there was none “reportable event” within the meaning of Item 16F(a)(1)(v) of Form 20-F. During the two most recent fiscal years ended September 30, 2022 and 2023 and any subsequent interim period prior to engaging Enrome neither the Company nor anyone on its behalf consulted Enrome regarding either (i) the application of accounting principles to any proposed or completed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Enrome concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 16F(a)(1)(iv) of Form 20-F and the related instructions to Item 16F of Form 20-F) or a reportable event.

The Company has provided ZH with a copy of the above disclosures the Company had also made in its Current Report on Form 6-K filed with the SEC on June 6, 2024 and filed as Exhibit 16.1 thereto the letter from ZH stating ZH agrees or has no basis to agree or disagree with the disclosures made herein. We hereby incorporate by reference into this prospectus the letter from ZH filed as Exhibit 16.1 to the Company’s Current Reports on Form 6-K filed with the SEC on June 6, 2024.

Change of Directors

On May 29, 2024, Ms. Song Gao notified the Company of her resignation as a director, the chairperson of the nominating and corporate governance committee, and a member of the compensation committee and the audit committee of the Company, effective immediately. Ms. Gao advised that her resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

To fill in the vacancies created by the resignation of Ms. Gao, on May 31, 2024, the Board appointed Ms. Waihua Xu to serve as an independent director of the Company, effective immediately. Ms. Xu also serves as the chairperson of the nominating and corporate governance committee and a member of the compensation committee and the audit committee.

Ms. Waihua Xu, aged 31, has acquired a wealth of experience in marketing and public relations. Since August 2023, Ms. Xu has been the head of social media and UGC community teams at Shenzhen Geruidi Technology, Ltd., responsible for content operations. From June 2021 to August 2023, Ms. Xu worked at Shenzhen Yiyu Technology, Ltd., as the head of overseas new media operations. From August 2016 to June 2021, Ms. Xu worked as the customer manager at HomilyChart Canada Inc, responsible for developing and implementing marketing plan. Ms. Xu obtained her master’s degree in Leadership from Trinity Western University in 2019 and her bachelor’s degree in English from Hunan Institute of Engineering in 2016.

On May 29, 2024, Mr. Dingqian Liu notified the Company of his resignation as a director of the Company, effective immediately. Mr. Liu has advised that his resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

To fill in the vacancy created by the resignation of Mr. Liu, on May 31, 2024, the Board appointed Ms. Furong Cao to serve as a director of the Board, effective immediately.

Ms. Furong Cao, aged 54, is an experienced professional in business management. She has acquired a wealth of business management experience across a diverse range of industries, such as medical technology, pharmaceuticals, finance, and management consulting. Since July 2021, Ms. Cao has served as the director of operations of Shenzhen Financial Investment Service Co., Ltd., responsible for overseeing the investment strategies. From July 2017 to June 2021, Ms. Cao served as the business director of Shenzhen Beida Sequoia Business Management Co., Ltd., where she was responsible for financial project planning and investment risk assessment. Ms. Cao obtained her bachelor’s degree in Medical Profession from Shanghai Second Medical College in 1993.

Change of CEO and CFO

On May 31, 2024, Mr. Zhanchang Xin notified the Company of his resignation as the chief executive officer of the Company (the “CEO”), effective immediately. He has advised that his resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company. Mr. Zhanchang Xin remains as the chairman of the Board.

To fill in the vacancy created by the resignation of Mr. Zhanchang Xin, on May 31, 2024, the Board appointed Mr. Chen Xin to serve the CEO of the Company, effective immediately.

Mr. Chen Xin, aged 31, was working as an algorithm engineer at Geely Auto Holdings Limited from August 2022 to February 2024, where he led a team in developing perception algorithms for autonomous driving systems. From June 2021 to August 2022, he was an algorithm engineer at Shenzhen DJ Innovatives, where he engineered on image processing algorithms for autonomous driving vehicles. Mr. Xin obtained his bachelor’s degree in physics from Sichuan University in 2016 and his master’s degree in physics from National University of Singapore in 2019.

On May 31, 2024, Ms. Haiping Shi notified the Company of her resignation as the chief financial officer of the Company (the “CFO”), effective immediately. She has advised that her resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

To fill in the vacancy created by the resignation of Ms. Haiping Shi, on May 31, 2024, the Board appointed Ms. Yaxuan Zhai to serve the CFO of the Company, effective immediately.

Ms. Yaxuan Zhai, aged 29, has been the finance manager at the Company since October 2023. She worked as an auditor at Baker Tilly China Certified Public Accountants from November 2022 to October 2023. Ms. Zhai obtained her bachelor’s degree in Investment from Fujian Jiangxia University in 2018 and her master’s degree in Finance from The University of Sheffield in 2021.

Corporate Information

Our principal executive office is located at No. 152 Hongliang East 1st Street, No. 1703, Tianfu New District, Chengdu, China. Our telephone number is + 86-028-64775180. We maintain a website at www.bgm.ltd that contains information about our Company, though no information contained on our website is part of this prospectus.

THE OFFERING

Issuer	BGM Group Ltd
Class A Ordinary Shares offered by the Selling Shareholders	Up to 3,137,400 Class A Ordinary Shares
Ordinary Shares outstanding before the offering	7,226,480 shares issued and outstanding as of October 30, 2024, including 6,006,480 Class A Ordinary Shares and 1,220,000 Class B Ordinary Shares
Use of proceeds

All of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their accounts. We will not receive any of the proceeds from such sales.

Market for Class A Ordinary Shares	Our Class A Ordinary Shares are currently traded on Nasdaq under the symbols “BGM.”
Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus.

OUR BUSINESS

History and Development of the Company

BGM Group Ltd (formerly known as Qilian International Holding Group Limited) is not a Chinese operating company but a Cayman Islands holding company with its business operations conducted by Gansu Qilianshan Pharmaceutical Co., Ltd. (the “VIE,” “Gansu QLS”) and its subsidiaries established in the PRC. BGM Group Ltd is a Cayman Islands exempted company with limited liability incorporated on February 7, 2019. Qilian International (Hong Kong) Holdings Limited., which we refer to as “Qilian HK,” our wholly-owned subsidiary, was incorporated in Hong Kong on January 30, 2019. Qilian HK’s wholly owned subsidiary, Chengdu Qilian Trading Co., Ltd., formerly known as Qilian International Trade (Chengdu) Co., LTD, which we refer to as “WFOE,” was organized pursuant to PRC laws on May 15, 2019. Gansu Qilianshan Pharmaceutical Co. Ltd., which we refer to as Gansu QLS, the VIE, was established in August 30, 2006, as a result of restructuring from Gansu State-operated Qilianshan Pharmaceutical Factory, which was incorporated in July 1969 in Jiuquan, Gansu Province, PRC pursuant to PRC laws. Gansu QLS’ shareholders include certain PRC residents and corporate entities controlled by PRC residents.

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope approved by the Administration of Industry and Commerce or its local counterpart. As such, WFOE’s business scope is to primarily engage in business development, technology service, technology consulting, intellectual property service and business management consulting. Since the sole business of WFOE is to provide Gansu QLS with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a consulting fee, which is at WFOE’s discretion and can be the net income of Gansu QLS, such business scope is necessary and appropriate under the PRC laws. Gansu QLS, on the other hand, has been granted a business scope different from WFOE to enable it to develop, manufacture, market and sell its products.

Since we intend to acquire upstream and downstream companies manufacturing traditional Chinese medicine pieces, which is prohibited to be invested in by foreign investors, our WFOE cannot hold equity of Gansu QLS. We control Gansu QLS through contractual arrangements. BGM is a holding company with no business operation other than holding the shares in Qilian HK and Qilian HK is a pass-through entity with no business operation. WFOE is exclusively engaged in the business of managing the operation of Gansu QLS and its subsidiaries.

Gansu QLS, the VIE, was established in August 30, 2006, by restructuring from Gansu State-operated Qilianshan Pharmaceutical Factory, which was incorporated in July 1969 in Jiuquan, Gansu Province, PRC pursuant to PRC laws.

On April 17, 2020, Rugao was incorporated under the laws of the People’s Republic of China. Rugao is the 100% owned subsidiary of Chengdu QLS. It was intended to be used as procurement and manufacturing assistance entity for Chengdu QLS and as a point of expansion for the VIE and its subsidiaries’ sausage casings business in Jiangsu Province.

On January 12, 2021, ordinary shares of par value of US$0.00166667 each in the capital of the Company commenced trading on the Nasdaq Global Market under the symbol “QLI.” We raised approximately US$23,865,085 in net proceeds from our initial public offering after deducting underwriting commissions and the offering expenses payable by us. As part of our efforts to optimize its corporate structure, Qilian International Trade (Chengdu) Co. Ltd (“Chengdu Trade”) and Gansu Qilianshan Pharmaceutical Co., Ltd. (“Gansu QLS”) executed certain exclusive service termination agreement (the “Service Termination Agreement”) to terminate certain contractual service arrangements between Chengdu Trade and Gansu QLS. As a result of the aforementioned termination, Chengdu Trade will no longer have contractual control over, nor receive the economic benefits of Gansu QLS. In connection with such termination, Hainan Trade, a wholly-owned subsidiary of Qilian International (Hong Kong) Holdings Limited, entered into a certain exclusive service agreement with Gansu QLS (the “Hainan Exclusive Service Agreement”), through which Hainan Trade obtained contractual control over Gansu QLS. The Service Termination Agreement became effective on December 1, 2022. The Hainan Exclusive Service Agreement was signed on December 1, 2022. Pursuant to the Hainan Exclusive Service Agreement between Gansu QLS and Hainan Trade, Hainan Trade provides Gansu QLS with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Gansu QLS by Hainan Trade under this agreement, Hainan Trade is entitled to collect a service fee that shall be equal to 99.214% of the net profits of Gansu QLS. The Hainan Exclusive Service Agreement shall remain in effect for ten years unless earlier terminated upon written confirmation from both Hainan Trade and Gansu QLS before expiration. Otherwise, this agreement shall be extended by another ten years automatically. The Hainan Exclusive Service Agreement does not prohibit related party transactions. Hainan Trade enjoys a favorable income tax rate and individual income tax rate for its employees of 15%. The Company expects change of the structure described above will save income tax expense and attracting talent in long term.

In the opinion of Gansu Quanyi Law Firm, the Company’s PRC legal counsel, the contractual arrangements between Gansu Qilianshan Pharmaceutical Co., Ltd. and Qilian Shan International Trade (Hainan) Co., Ltd are valid, binding and enforceable under current PRC law. However, these contractual arrangements may not be as effective in providing control as direct ownership. There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulation regarding such contractual arrangements and their effectiveness.

On August 11, 2023, Zhongqiao was established as a limited liability company organized under the laws of the PRC. Hainan Trade owns 51% equity interests of Zhongqiao. The remaining 49% equity interests are owned by Sichuan Shihua Investment Management Co., Ltd., a PRC company controlled by Yuchang Xin, the brother of Zhanchang Xin, our Chairman of the Board.

On November 27, 2023, we applied to transfer our ordinary shares of par value of US$0.00166667 each to The Nasdaq Capital Market (the “Capital Market”), as allowed under the Nasdaq Listing Rules. On December 13, 2023, the transfer from the Nasdaq Global Market to the Capital Market was approved. Effective at the opening of business on December 15, 2023, our ordinary shares of par value of US$0.00166667 each were transferred to the Capital Market and continued to trade under the symbol “QLI.”

On December 5, 2023, we held an extraordinary general meeting at which shareholders resolved:

(a) that, conditional upon the approval of the Board in its sole discretion, with effect as of the date the Board may determine, the authorized, issued, and outstanding shares of the Company be consolidated by consolidating any whole number of shares that is not less than 2 shares and not more than 20 shares into 1 share, with such ratio to be determined by the Board in its sole discretion (the “Share Consolidation”);

(b) that subject to and immediately following the Share Consolidation being effected, the number of ordinary shares of par value of US$0.00166667 each the Company is authorized to issue be increased to 100,000,000 ordinary shares of par value of US$0.00166667 each, with the Company's authorized share capital to be increased accordingly; and

(c) that the Company adopt a second amended and restated memorandum of association to reflect the foregoing changes to the Company's authorized share capital, as and when effected.

On April 19, 2024, we held an extraordinary general meeting at which shareholders resolved:

(a) to increase the Company's authorized share capital, with effect from such date as the Board should determine, from US$166,667 divided into 100,000,000 ordinary shares of par value of US$0.00166667 each to US$833,335 divided into 500,000,000 ordinary shares of par value of US$0.00166667 each (the “Share Capital Increase”);

(b) that immediately following the Share Capital Increase being effected, the Company re-designate and re-classify its authorized share capital as follows (the “Share Capital Reorganization”):

(i)       each then issued and outstanding ordinary share of par value of US$0.00166667 each be re-designated and re-classified into one Class A ordinary share of par value of US$0.00166667 each;

(ii)       of the then remaining authorized but unissued ordinary shares of par value of US$0.00166667 each;

a)       50,000,000 ordinary shares of par value of US$0.00166667 each be re-designated and re-classified into 50,000,000 preferred shares of par value of US$0.00166667 each;

b)       100,000,000 ordinary shares of par value of US$0.00166667 each be re-designated and re-classified into 100,000,000 Class B ordinary shares of par value of US$0.00166667 each; and

c)       each of the remaining authorized but unissued ordinary shares of par value of US$0.00166667 each be re-designated and re-classified into Class A ordinary shares of par value of US$0.00166667 each;

(c) immediately following the Share Capital Increase being effected, the Company adopt a second amended and restated memorandum and articles of association in substitution for and to the exclusion of the existing memorandum and articles of association of the Company, to reflect the Share Capital Increase, the Share Capital Reorganization and typographical errors.

The Share Capital Increase and the Share Capital Reorganization were subsequently made effective, pursuant to resolutions passed by the Board, on April 29, 2024. Following the Company's adoption of the second amended and restated memorandum and articles of association as approved by the shareholders on April 19, 2024, 12,000,000 Class A ordinary shares of par value of US$0.00166667 each owned directly by Zhanchang Xin were re-classified and re-designated into Class B ordinary shares of par value of US$0.00166667 each pursuant to resolutions passed by the directors of the Company.

Following the Share Capital Increase and the Share Capital Reorganization, the authorized share capital of the Company became US$833,335 divided into 350,000,000 Class A ordinary shares of par value of US$0.00166667 each, 100,000,000 Class B ordinary shares of par value of US$0.00166667 each, and 50,000,000 Preferred Shares of par value of US$0.00166667 each.

On June 21, 2024, the Company effectuated the Share Consolidation at the ratio of 5 for 1, following which the authorized share capital of the Company was changed to US$833,335 divided into 70,000,000 Class A ordinary shares of par value of $0.00833335 each, 20,000,000 Class B ordinary shares of par value of $0.00833335 each, and 10,000,000 preferred shares of par value of $0.00833335 each. As a result of the subsequent Share Capital Reorganization, the Company was not able to give effect to the terms of the resolution passed by shareholders on December 5, 2023 to increase the Company's authorized share capital or to adopt the amended and restated memorandum of association to reflect such authorized share capital increase and the Share Consolidation, following the Share Consolidation.

On October 18, 2024, we held an extraordinary general meeting at which shareholders resolved:

(a) to approve, confirm and ratify the Share Consolidation:

(i) the consolidation of the Company’s authorized share capital, at a ratio of one-for-five, from US$833,335 divided into 350,000,000 class A ordinary shares of par value US$0.00166667 each, 100,000,000 class B ordinary shares of par value US$0.00166667 each, and 50,000,000 preferred shares of par value US$0.00166667 each to US$833,335 divided into 70,000,000 class A ordinary shares of par value US$0.00833335 each, 20,000,000 class B ordinary shares of par value US$0.00833335 each and 10,000,000 preferred shares of par value US$0.00833335 each with effect from June 21, 2024;

(ii) the consolidation of all the 23,750,000 issued class A ordinary shares of par value US$0.00166667 each in the capital of the Company into 4,826,480 issued Class A ordinary shares (all fractional shares resulting from the consolidation were rounded up to the nearest whole number) and the consolidation of all the 12,000,000 issued class B ordinary shares of par value US$0.00166667 each in the capital of the Company into 2,400,000 issued Class B ordinary shares with effect from June 21, 2024, and no change in the number of issued and outstanding preferred shares as no preferred shares are issued and outstanding; and

(iii) the consolidation of the 326,250,000 authorized but unissued Class A ordinary shares of par value of US$0.00166667 each in the capital of the Company into 65,173,520 authorized but unissued Class A ordinary shares (additional shares were issued as a result of the consolidation as all fractional shares were rounded up to the nearest whole number), 88,000,000 authorized but unissued Class B ordinary shares of par value of US$0.00166667 each in the capital of the Company into 17,600,000 authorized but unissued Class B ordinary shares, and 50,000,000 authorized but unissued preferred shares of par value US$0.00166667 each into 10,000,000 preferred shares with effect from June 21, 2024;

(b) to increase the authorized number of Class A ordinary shares of the Company to 5,000,000,000, with the Company’s authorized share capital to be increased accordingly from US$833,335 divided into 70,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 10,000,000 preferred shares to US$41,916,750.50, divided into 5,000,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 10,000,000 preferred shares;

(c) to approve the change of the name of the Company to BGM Group Ltd 博美集团有限公司;

(d) to approve the following changes of the rights:

(i) no right of each of Class A ordinary shares shall be converted into Class B ordinary shares and the voting rights attached to each Class B ordinary shares shall be increased to one hundred (100) votes on any and all matters on a poll at any general meeting of the Company; and

(ii) the voting rights attached to each Class B ordinary share shall be increased to one hundred (100) votes on any and all matters on a poll at any general meeting of the Company and that the Class B ordinary shares can only be issued to the directors of the Company, the holders of the existing shares in the Company’s share capital, or entities that are wholly owned by such directors of the Company or holders of the existing shares in the Company’s share capital.

(e) to amend and restate the second amended and restated memorandum of association of the Company adopted by a special resolution passed on April 19, 2024 and made effective on April 29, 2024 by the deletion in their entirety and by the substitution in their place of the third amended and restated memorandum and articles of association.

Following the extraordinary general meeting held on October 18, 2024, we have changed our corporate name from Qilian International Holding Group Limited to BGM Group Ltd, effective on October 25, 2024. Our Class A Ordinary Shares began trading on the Capital Market under the new name effective on October 30, 2024 and under the new symbol “BGM” effective on August 11, 2024.

Our principal executive offices are located at No. 152 Hongliang East 1st Street, No. 1703, Tianfu New District, Chengdu, China. The VIE and its subsidiaries’ telephone at this address is +86-0937-2689523. We maintain a corporate website at www.bgm.ltd. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Business Overview

The WFOE and the VIE and its subsidiaries operate a pharmaceutical and chemical company based in China that focuses on the development, manufacture, marketing, and sale of oxytetracycline products, licorice products, traditional Chinese medicine derivatives (“TCMD”) product, heparin product, sausage casings, and fertilizers. The VIE and its subsidiaries independently developed Gan Di Xin® and Ahan® Antibacterial Paste within their research and development department. The products of the VIE and its subsidiaries are sold in more than 20 provinces in China.

●	Licorice products include Gan Di Xin®, Qilian Shan® Licorice Extract, and Qilian Shan® Licorice Liquid Extract. The VIE and its subsidiaries’ Gan Di Xin® is an innovative antitussive and expectorant medicine made from raw licorice materials. The VIE and its subsidiaries’ Qilian Shan® Licorice Extract is a primary ingredient for pharmaceutical companies to manufacture traditional licorice tablets. The VIE and its subsidiaries’ Qilian Shan® Licorice Liquid Extract is the primary ingredient for medical preparation companies to produce compound licorice oral solutions.

●	Oxytetracycline products include Qilian Shan® Oxytetracycline Tablets and Qilian Shan® Oxytetracycline Active Pharmaceutical Ingredients (“API”). The VIE and its subsidiaries’ Qilian Shan® Oxytetracycline Tablets are used to prevent and treat a wide range of diseases in chickens, turkeys, cattle, swine, and human. The VIE and its subsidiaries’ Qilian Shan® Oxytetracycline APIs are used by pharmaceutical companies in the manufacturing of medications that use oxytetracycline as an active ingredient.

●	TCMD product includes Ahan® antibacterial paste, which is made from a mixture of 11 traditional Chinese herbal ingredients. It is used to treat refractory chronic skin diseases.

●	Heparin product includes Heparin Sodium Preparation. It is a primary ingredient for pharmaceutical companies to produce medications used in treating cardiovascular diseases, cerebrovascular diseases, and hemodialysis.

●	Sausage casings include Zhu Xiaochang® Sausage Casings, which are all-natural food products used for culinary purposes.

●	Fertilizer products include Xiongguan® Organic Fertilizer and Xiongguan® Organic-Inorganic Compound Fertilizer. The VIE and its subsidiaries’ Xiongguan® Organic Fertilizer is designed to improve crop yield, increase soil’s chemical properties, and reduce soil compaction. The VIE and its subsidiaries’ Xiongguan® Organic-Inorganic Compound Fertilizer is made from both organic materials and traditional chemical fertilizer, and is designed to increased plant growth.

Corporate Structure

The following diagram illustrates our current corporate structure as of the date of this prospectus:

Corporate Information

Our principal executive office is located at No. 152 Hongliang East 1st Street, No. 1703, Tianfu New District, Chengdu, China. Our telephone number is + 86-028-64775180. We maintain a website at www.bgm.ltd that contains information about our Company, though no information contained on our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on February 15, 2024, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

All of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their accounts. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of any shares offered by them under this prospectus. We will pay certain expenses associated with the registration of the resale of these securities covered by this prospectus, as described in the section titled “Plan of Distribution,” but all selling and other expenses incurred by the Selling Shareholders will be paid by the Selling Shareholders.

DIVIDEND POLICY

On February 16, 2023, we issued a press release to announce that our Board had declared a one-time special cash dividend of $0.05 per each ordinary share. The dividend was paid on or about March 6, 2023 to shareholders of record as of February 28, 2023.

We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand the WFOE and the VIE and its subsidiaries’ business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from the PRC Subsidiary for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of the PRC Subsidiary to pay dividends to us.

Our Board has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, we may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our Board may deem relevant.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2024.

You should read this table in conjunction with our consolidated financial statements and the related notes as of and for each of the three years ended September 30, 2021, 2022 and 2023, which are contained in our 2023 Form 20-F and incorporated by reference in this prospectus, and our unaudited interim condensed consolidated financial statements as of and for the six months ended March 31, 2024, which are contained in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on August 14, 2024 and incorporated by reference in this prospectus.

As of March 31, 2024
US$
Shareholders’ Equity:
ordinary shares of par value of $0.00166667: 100,000,000 shares authorized, 35,750,000 ordinary shares issued and outstanding	59,583
Additional paid-in capital	36,410,931
Statutory Reserve	3,212,308
Retained earnings	6,260,866
Accumulated other comprehensive loss	(2,511,829)
Noncontrolling interests	1,489,115
Total shareholders’ equity	44,920,974
Total capitalization	44,920,974

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our third amended and restated memorandum and articles of association (the “M&A”) and by the applicable provisions of Cayman Islands law.

As of the date of this prospectus, our authorized share capital is US$41,916,750.50 divided into 5,000,000,000 Class A ordinary shares of par value of US$0.00833335 each, 20,000,000 Class B ordinary shares of par value of US$0.00833335 each, and 10,000,000 preferred shares of par value of US$0.00833335 each.

As of the date of this prospectus, there were 6,006,480 Class A Ordinary Shares and 1,220,000 Class B Ordinary Shares issued and outstanding.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

The Selling Shareholders, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to 3,137,400 Class A Ordinary Shares.

Class A Ordinary Shares

As of the date of this prospectus, there were 6,006,480 Class A Ordinary Shares and 1,220,000 Class B Ordinary Shares issued and outstanding.

Dividends

Subject to the provisions of the Companies Act (Revised) of the Cayman Islands (the "Companies Act") and any rights attaching to any class or classes of shares under and in accordance with the M&A:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Class A Ordinary Share and one vote per Class B Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and one hundred (100) votes per Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Transfer of Shares

Provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the shares are fully paid, by or on behalf of that shareholder; and

(b)	where the shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered into the register of members of the Company.

Our Board may, in its absolute discretion, decline to register any transfer of any share that has not been fully paid up or is subject to a company lien. Our Board may also decline to register any transfer of such share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

(e)	the shares transferred is fully paid and free of any lien in favor of us; and

(f)	any applicable fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares acquired by investors. The legal title to such shares and the registration details of those shares in the Company’s register of members will remain with Depository Trust Company (“DTC”). All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our Board may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any calendar year.

Conversion Rights

Each Class B Ordinary Share is convertible into one fully paid and non-assessable Class A Ordinary Share: (a) at the option of the holder thereof, with the consent of the directors by a vast majority of no less than two-thirds votes at a board meeting or by the written resolutions of all the directors, at any time after the date of issuance of such share; (b) immediately upon the occurrence of certain transfers of such Class B Ordinary Shares that are not to affiliates of the relevant shareholder; and (c) immediately upon the closing of a transaction resulting in the initial holders of the Class B Ordinary Shares holding fewer than 5% of the issued and outstanding Class B Ordinary Shares.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase.

No Conversion Right of Class A Ordinary Shares

In no event shall Class A Ordinary Shares be converted into Class B Ordinary Shares.

Liquidation Rights

If we are wound up, the shareholders may, subject to the M&A and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;
(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and
(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholders holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital in any way.

Calls on Shares and Liens on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the M&A.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the M&A) and, within 14 clear days of the date on which the notice is deemed to be given under the M&A, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Inspection of Books and Records

Holders of our Class A Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders) except as conferred by the Companies Act or as authorized by the directors or by ordinary resolution.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our Board. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the M&A, specifying the purpose of the meeting, signed by each of the shareholders making the requisition and be delivered in accordance with the notice provisions in the M&A. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the M&A.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who individually or collectively hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●          the names and addresses of the members with the addition of, in the case of a company having a capital divided into shares, a statement of the shares held by each member, and the statement shall: (1) distinguishes each share by its number (so long as the share has a number); (2) confirms the amount paid or agreed to be considered as paid, on the shares of each member; (3) confirms the number and category of shares held by each member; and (4) confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●          the date on which the name of any person was entered on the register as a member; and

●          the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters required to be set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Preferred Shares

The directors of the Company have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Subject to the Companies Act (Revised) of the Cayman Islands and the terms of our M&A and without limitation to the preceding sentence, the directors may so deal with the unissued shares with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. Our Board may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available.

You should refer to the prospectus supplement relating to any preferred shares being offered for the specific terms of those shares.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms determined by the Board could decrease the amount of earnings and assets available for distribution to holders of our Class A Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Class A Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Class A Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

SELLING SHAREHOLDERS

This prospectus covers the registration and resale of the Class A Ordinary Shares owned by the Selling Shareholders named below. Such Selling Shareholders may from time to time offer and sell pursuant to this prospectus up to 3,137,400 of our Class A Ordinary Shares. In this prospectus, the term “Selling Shareholder” includes the entity(ies) identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus), and any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution, membership distribution or other transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Shareholders. The Selling Shareholders, however, make no representations that the Class A Ordinary Shares will be offered for sale. The table below presents information regarding the Selling Shareholders and the Class A Ordinary Shares that each such Selling Shareholder may offer and sell from time to time under this prospectus.

Unless otherwise indicated, all information with respect to ownership of our Class A Ordinary Shares of the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders and is as of October 30, 2024. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnotes to the tables below, the Selling Shareholders have sole voting and dispositive power with respect to the Class A Ordinary Shares reported as beneficially owned by them. Because the Selling Shareholders identified in the table may sell some or all of the Class A Ordinary Shares owned by them which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Class A Ordinary Shares, no estimate can be given as to the number of Class A Ordinary Shares available for resale hereby that will be held by the Selling Shareholders upon termination of this offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholders will sell all of the Class A Ordinary Shares owned beneficially by them that are covered by this prospectus, but will not sell any other Class A Ordinary Shares that they presently own. However, we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the Class A Ordinary Shares by any of the Selling Shareholders. Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The percentage of beneficial ownership is calculated based on 6,006,480 Class A Ordinary Shares and 1,220,000 Class B Ordinary Shares issued and outstanding as of October 30, 2024.

The Selling Shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation. Additional Selling Shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table below by prospectus supplement or post-effective amendment.

•	The following table sets forth: the name of each Selling Shareholder holding Class A Ordinary Shares;

•	the number of Class A Ordinary Shares beneficially owned by each Selling Shareholder prior to the sale of the Class A Ordinary Shares covered by this prospectus;

•	the number of Class A Ordinary Shares that may be offered by each Selling Shareholder pursuant to this prospectus;

•	the number of Class A Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of the Class A Ordinary Shares covered by this prospectus; and

•	the percentage of our issued and outstanding Class A Ordinary Shares to be owned by each Selling Shareholder before and after the sale of the Class A Ordinary Shares covered by this prospectus.

Name of Selling Shareholder	Number of Class A Ordinary Shares Beneficially Owned Prior to this Offering	% of Outstanding Shares Beneficially Owned Prior to this Offering	Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Class A Ordinary Shares Beneficially Owned After Sale of Class A Ordinary Shares (4)	% of Outstanding Shares Beneficially Owned After Sale of Class A Ordinary Shares
Ahanzhai Development Limited(1)	367,800	6.123%	367,800	0	-
Zhijiu Holdings Limited(2)	1,426,200	23.744%	1,426,200	0	-
Gandikang Holdings Limited (3)	1,343,400	22.366%	1,343,400	0	-

(1)	Represents 367,800 Class A Ordinary Shares held by Ahanzhai Development Limited, which is 100% owned by Mr. Zhanchang Xin. The registered address of Ahanzhai Development Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(2)	Represents 1,426,200 Class A Ordinary Shares held by Zhijiu Holdings Limited, which is 100% owned by Ms. Haiping Shi. The registered address of Zhijiu Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(3)	Represents 1,343,400 Class A Ordinary Shares held by Gandikang Holdings Limited, which is 100% owned by Mr. Dingqian Liu. The registered address of Gandikang Holdings Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(4)	Assumes the sale of all of the securities offered by the Selling Shareholders in this prospectus.

TAXATION

United States Federal Income Tax Considerations

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons holding our Ordinary Shares through partnerships or other pass-through entities;

•	beneficiaries of a Trust holding our Ordinary Shares; or

•	persons holding our Ordinary Shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign, and other tax consequences to them of the purchase, ownership, and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local, and other tax laws.

The following brief description applies only to U.S. Holders that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently includes the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

PFIC

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the U.S. Internal Revenue Code, for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

Based on the operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares, our PFIC status will depend in large part on the market price of our Ordinary Shares. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend our liquid assets. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange, or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the U.S. Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Class A Ordinary Shares or interests in Class A Ordinary Shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of Class A Ordinary Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such Class A Ordinary Shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Class A Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Class A Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Class A Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Class A Ordinary Shares offered by them will be the purchase price of such Class A Ordinary Shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Class A Ordinary Shares.

The Selling Shareholders also may resell all or a portion of their Class A Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A Ordinary Shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Class A Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Class A Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Class A Ordinary Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Class A Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Class A Ordinary Shares offered by this prospectus.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.” Our Class A Ordinary Share is listed on the NASDAQ Capital Market and trades under the symbol “BGM.” The transfer agent of our Class A Ordinary Share is Vstock Transfer LLC, located at Woodmere, NY. Their mailing address is 18 Lafayette Place, Woodmere, NY 11598. Their phone number is (212) 828-8436.

EXPENSES

We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares by the Selling Securityholders.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Expenses	Amount
SEC registration fee	$3,686.58
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*    These fees cannot be defined at this time.

Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Han Kun Law Offices LLP to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2023 and 2022 have been audited by ZH CPA, LLC, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2021 have been audited by Friedman LLP, our former auditor, which, at the time of issuing its audit report was, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended September 30, 2023, 2022, and 2021 are included in our Annual Report on Form 20-F for the year ended September 30, 2023, filed on February 15, 2024, which are incorporated by reference into this prospectus, except for the subsequent authorized shares changes, share classes changes and share consolidation as disclosed under “History and Development of the Company” within this prospectus, which were not reflected on Form 20-F for the year ended September 30, 2023, filed on February 15, 2024.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2023, filed with the SEC on February 15, 2024;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on March 11, 2024; Form 6-K, filed with the SEC on April 25, 2024; Form 6-K, filed with the SEC on June 4, 2024 and as amended by the Form 6-K/A filed with the SEC on October 10, 2024; Form 6-K, filed with the SEC on June 6, 2024; Form 6-K, filed with the SEC on August 14, 2024; Form 6-K, filed with the SEC on September 9, 2024 and Form 6-K, filed with the SEC on October 22, 2024;

(3)	the description of our securities incorporated by reference in our registration statement on Form F-1, as amended (File No. 333-234460) initially filed with the Commission on November 4, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at No. 152 Hongliang East 1st Street, No. 1703, Tianfu New District, Chengdu, 610200, People’s Republic of China, Attention: Chen Xin, 86-028-64775180.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.bgm.ltd. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our Cayman Islands legal counsel, Harney Westwood & Riegels, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the Foreign Court, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

BGM GROUP LTD

Up to 3,137,400

Class A Ordinary Shares

PROSPECTUS

[●], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. To the extent permitted by law, our M&A provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
5.1	Opinion of Harney Westwood & Riegels
23.1	Consent of ZH CPA, LLC
23.2	Consent of Friedman LLP
23.3	Consent of Gansu Quanyi Law Firm
23.4	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1	Power of Attorney
107	Filing Fee Table

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chengdu, on November 5, 2024.

BGM GROUP LTD

By:	/s/ Chen Xin
	Name:	Chen Xin
	Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Chen Xin	Chief Executive Officer	November 5, 2024
Chen Xin	(Principal Executive Officer)

/s/ Yaxuan Zhai	Chief Financial Officer	November 5, 2024
Yaxuan Zhai	(Principal Financial and Accounting Officer)

/s/ Zhanchang Xin	Chairman of the Board	November 5, 2024
Zhanchang Xin

/s/ Waihua Xu	Director	November 5, 2024
Waihua Xu

/s/ Ming Jing	Director	November 5, 2024
Ming Jing

/s/ Maofan Tang	Director	November 5, 2024
Maofan Tang

/s/ Furong Cao	Director	November 5, 2024
Furong Cao

*By:
/s/ Chen Xin
Chief Executive Officer
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on November 5, 2024.

Puglisi & Associates
Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director